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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

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                                                Country/State
Subsidiary                                      Of Incorporation    Doing Business As
----------                                      ----------------    -----------------
Allied Fireside, Inc.                           Wisconsin           Allied Fireside, Inc.

Allsteel Inc                                    Illinois            Allsteel Inc.

Maxon Furniture Inc.                            Iowa                Maxon Furniture Inc.

The Gunlocke Company                            Iowa                The Gunlocke Company

Hearth & Home Technologies Inc.                 Iowa                Hearth & Home Technologies Inc.

Hearth & Home Technologies Europe Ltd.          Hungary             Inactive

HFM Partners                                    Iowa                HFM Partners

HNI Services L.L.C.                             Iowa                HNI Services L.L.C.

HTI Hungary L.L.C.                              Iowa                Inactive

Holga Inc.                                      Iowa                Holga Inc.

The HON Company                                 Iowa                The HON Company

HON INDUSTRIAS S.de R.L.de C.V.                 Mexico              HON INDUSTRIAS S.de R.L.de C.V.

HON INDUSTRIAS III S.de R.L.de C.V.             Mexico              HON INDUSTRIAS S.de R.L.de C.V.

HON INDUSTRIES (Canada) Inc.                    Canada              HON INDUSTRIES (Canada) Inc.

HON International Inc.                          Iowa                HON International Inc.

HON INDUSTRIES (Asia) L.L.C.                    Iowa                Inactive

HON Mexico Holdings Inc.                        Iowa                HON Mexico Holdings Inc.

HON (Mexico) L.L.C.                             Iowa                HON (Mexico) L.L.C.

HON Technology Inc.                             Iowa                HON Technology Inc.

Pearl City Insurance Company                    Vermont             Pearl City Insurance Company

River Bend Capital Corporation                  Iowa                River Bend Capital Corporation

T. M. Export Inc.                               Barbados            T. M. Export Inc.

FWP L.L.C.                                      Iowa                Inactive

HON Internacional de Mexico S.de R.L.de C.V.    Mexico              HON Internacional de Mexico
                                                                    S.de R.L.de C.V.

Hearth Technologies (Ohio) Inc.                 Iowa                Inactive
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